Exhibit 99.1
Applied Molecular Transport Announces Corporate Leadership Change and Process to
Explore Strategic Alternatives
SOUTH SAN FRANCISCO, Calif., March 27, 2023 — Applied Molecular Transport Inc. (Nasdaq: AMTI) (AMT), a clinical-stage biopharmaceutical company, today announced that the company’s board of directors approved a workforce reduction of approximately 57% of its employee base and the engagement of MTS Health Partners, L.P. as advisors in a process to explore strategic alternatives for the company. As part of the restructuring, Tahir Mahmood, Ph.D., will leave his post as chief executive officer, but will remain as a board member. Shawn Cross, president and chief operating officer, will now serve as chief executive officer and has been appointed to the board where he will serve as chair.
“We continue to believe our proprietary technology, that enables the design of novel oral biologics, is an important innovation in the field of therapeutics.” said Mr. Cross. “However, after an extensive assessment of our clinical programs and the current business environment, we have made the difficult decision to pause research and development as we close out existing programs and explore ending the AMT-101 Castro trial in Rheumatoid Arthritis at its current enrollment. In parallel, we are in the process of exploring strategic alternatives that may allow for further development of our clinical and earlier-stage programs with internal resources or via partnerships. We are deeply grateful to our go-forward team, recently departed colleagues, and founding scientists, including Tahir, for the innovation and advancement of our proprietary technology platform and dedication to AMT.”
As of February 28, 2023, the company had cash and cash equivalents of approximately $47.4 million and estimates cumulative severance costs associated with the workforce reductions implemented in March 2023 of approximately $4.8 million.
About Applied Molecular Transport Inc.
AMT is a clinical-stage biopharmaceutical company that has developed novel oral biologic product candidates, by leveraging its technology platform to design biologic product candidates in patient-friendly oral dosage forms. AMT’s product candidates are designed to precisely target the relevant pathophysiology of disease. AMT’s proprietary technology platform is incorporated in its product candidates, exploiting existing natural cellular trafficking pathways to drive the active transport of diverse therapeutic modalities across the IE barrier. Active transport is an efficient mechanism that utilizes the cell’s own machinery to transport materials across the IE barrier.
AMT is located in South San Francisco, CA. For additional information on AMT, please visit www.appliedmt.com.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements including statements relating to AMT’s plans, expectations, forecasts and future events. Such forward-looking statements include, but are not limited to, statements regarding the potential of, and expectations regarding, AMT’s technology platform, product candidates, programs, including AMT-101, and strategy; statements regarding AMT’s expectations relating to its clinical trials and clinical development, including early termination of clinical trials and the timing of data readouts from its AMT-101 clinical trial; statements regarding the exploration of strategic alternatives, internal restructuring, cash guidance, severance costs and sufficiency of the company’s cash resources; and statements by AMT’s chief executive officer. In some cases, you can identify forward-looking statements by terminology such as “believe,” “estimate,” “intend,” “may,” “plan,” “potentially,” “will,” “expect,” “enable,” “likely” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Actual events, trends or results could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements based on various factors. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in AMT’s Annual and Quarterly Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”), and AMT’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and AMT assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Investor and Media Relations Contacts:
Alexandra Santos
Wheelhouse Life Science Advisors
asantos@wheelhouselsa.com
Aljanae Reynolds
Wheelhouse Life Science Advisors
areynolds@wheelhouselsa.com